Exhibits 5.2




February 28, 2006


Nomura Asset Acceptance Corporation.
2 World Financial Center
Building B
New York, New York 100

                  Re:      Nomura Asset Acceptance Corporation,
                           Registration Statement on Form S-3
                           File No. 333-[______]

Ladies and Gentlemen:

           We are counsel for Nomura Asset Acceptance Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee"), and, where appropriate, a master servicer (the "Master Servicer"), a special servicer (the "Special Servicer") or one or more servicers (each, a "Servicer"), each to be identified in the prospectus supplement for such Series of Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

           We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws, the Prospectus and the related forms of prospectus supplements, the forms of each Agreement, as filed or incorporate by reference as exhibits to the Registration Statement, the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

           Based upon the foregoing, we are of the opinion that:

           1. When any Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Special Servicer, if any, the Trustee, the Servicer, if any, and any other party thereto, such Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

           2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer, enforceable against such entity in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

           3. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefore as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

           In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus supplements accompanying the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                          Very truly yours,


                                          /s/ McKee Nelson LLP